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                                                                    Exhibit 23.2

                       [PricewaterhouseCoopers Letterhead]


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our report dated April 30, 2002 with respect to the financial statements of Societe de Mines de Morila SA as of December 31, 2001 and 2002, for the years ended included in the prospectus of Randgold Resources Limited dated July 17, 2002 for the registration of 5,000,000 ordinary shares of Randgold Resources Limited.


PricewaterhouseCoopers Inc.
Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, South Africa
February 14, 2003







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